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                                                                      Exhibit 21


                          LANCASTER COLONY CORPORATION
                     SIGNIFICANT SUBSIDIARIES OF REGISTRANT
                     ======================================

                                                                         State                         Percent of
                Name                                               of Incorporation                     Ownership
                ----                                               ----------------                     ---------

Colony Printing & Labeling, Inc.                                       Indiana                           100%
Dee Zee, Inc.                                                          Ohio                              100%
E. O. Brody Company                                                    Ohio                              100%
Fostoria Glass, LLC                                                    Ohio                              100%
Indiana Glass Company                                                  Indiana                           100%
Jackson Plastics Operations, Inc.                                      Ohio                              100%
LRV Acquisition Corp.                                                  Ohio                              100%
LaGrange Molded Products, Inc.                                         Delaware                          100%
Lancaster Colony Commercial
 Products, Inc.                                                        Ohio                              100%
Lancaster Glass Corporation                                            Ohio                              100%
New York Frozen Foods, Inc.                                            Ohio                              100%
Pretty Products, Inc.                                                  Ohio                              100%
Sister Schubert's Homemade Rolls, Inc.                                 Alabama                           100%
T. Marzetti Company                                                    Ohio                              100%
The Quality Bakery Company, Inc.                                       Ohio                              100%
Reames Foods, Inc.                                                     Iowa                              100%
Waycross Molded Products, Inc.                                         Ohio                              100%

All subsidiaries conduct their business under the names shown.